                         OPTIKA IMAGING SYSTEMS, INC.
                         ----------------------------
                             AMENDED AND RESTATED
                             --------------------
                            SHAREHOLDERS' AGREEMENT
                            -----------------------



     THIS AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT (this "Agreement"), dated as of November 22, 1995, is by and among Optika Imaging Systems, Inc., a California corporation (the "Corporation"), LMC Purchase Limited Partnership ("LMC"), Frontenac VI Limited Partnership ("Frontenac"), JMI Equity Fund, L.P. ("JMI," and, together with LMC and Frontenac, the "Investors") and the persons set forth on Schedule 1 attached hereto or any person who becomes a party hereto pursuant to Section 14 hereof (collectively, the "Management Stockholders").

                                   RECITALS
                                   --------

     A. Frontenac and JMI have agreed to purchase shares of Series C Preferred Stock of the Corporation (the "Series C Preferred Shares") pursuant to that certain Series C Preferred Stock Purchase Agreement dated as of November 22, 1995 (the "Series C Purchase Agreement"), provided that the parties hereto enter into this Agreement.

     B. The Corporation, LMC, Frontenac, JMI and the Management Stockholders are parties to that certain Shareholders' Agreement dated as of December 21, 1993, as amended on October 10, 1994, and April 16, 1995, and as supplemented on March 18, 1994 (collectively, the "Prior Agreement").

     C. The Corporation, LMC, Frontenac, JMI and the Management Stockholders deem it desirable to terminate the Prior Agreement and to enter into this Agreement in order to induce Frontenac and JMI to purchase the Series C Preferred Shares pursuant to the Series C Purchase Agreement.


                                   AGREEMENTS
                                   ----------

     In consideration of the recitals and the mutual promises, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.   Definitions.
          -----------

          (a) As used herein, "Affiliate" as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. The term "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of 10% or more of the voting power (or in the case of a Person which is not a corporation, 10% or more of the ownership interest, beneficial or otherwise) of such Person, or the ability to otherwise direct or cause the direction of the management and policies of that Person, whether through voting power, by contract or otherwise. A Person will not be deemed to be an Affiliate of any other Person solely because such Person was designated by that Person to be elected a director of the Corporation pursuant to Section 8(a) hereof or the Restated Articles. For purposes of this paragraph, "voting power" of any Person means the total number of votes which may be cast by the holders of the total number of outstanding shares of stock of any class or classes of such Person in any election of directors of such Person.

          (b) As used herein, "Commission" means the Securities and Exchange Commission.

          (c) As used herein, "Common Shares" means the shares of Common Stock which have not been sold to the public (i) pursuant to a registration statement declared effective by the Commission, or (ii) pursuant to Rule 144 promulgated by the Commission under the Securities Act. For the purposes of this Agreement, any Holder will be deemed to own, in addition to any Common Shares such Holder actually owns, any Common Shares which would then be directly or indirectly issuable upon the conversion or exercise (whether or not then convertible or exercisable) of any other Securities owned by such Holder and such other Securities shall be deemed to represent such Common Shares.

          (d) As used herein, "Common Stock" means the Common Stock of the Corporation.

          (e) As used herein, "Executives" means Harvey L. Jeane, Paul Carter, Malcolm Thomson and Mark Ruport.

          (f) As used herein, "Frontenac VI" means Frontenac VI Limited Partnership and its Affiliates.

          (g) As used herein, "GAAP" means generally accepted accounting principles, consistently applied.

          (h) As used herein, a "Holder" is any holder (or deemed holder) of Securities who is a party to this Agreement (or becomes a party hereto pursuant to Section 14) or is a successor or assign or subsequent holder contemplated by
Section 20 hereof.

          (i) As used herein, "JMI Equity" means JMI Equity Fund, L.P. and its Affiliates.

          (j) As used herein, "Management Securities" means, at any time, (i) Securities then held by Management Stockholders, (ii) Securities that were at one time held by a Management Stockholder but are then held by (A) a successor or assign of such Management Stockholder (other than an Investor) or (B) a subsequent Holder (other than an Investor), and (iii) Securities that were issued as, or upon conversion or exercise of other Securities issued as, a dividend or other distribution with respect to or in replacement of other Management Securities and are then held by (1) a Management Stockholder, (2) a successor or assign of such Management Stockholder (other than an Investor) or
(3) a subsequent Holder (other than an Investor); provided, however, that Management Securities shall not include any securities which have been sold (i) to the public pursuant to a registration statement declared effective by the Commission or pursuant to Rule 144 promulgated by the Commission under the Securities Act or (ii) to a transferee who purchases such shares as part of a transaction in which a pro rata portion (as defined in Section 4) of the
                       --- ----
aggregate number of Common Shares being purchased by such transferee is being purchased from each Holder of Preferred Securities who chooses to participate in such transaction pursuant to Section 4 of this Agreement. For purposes of this Agreement, the calculation of the number of Management Securities shall be determined on an as-converted basis into Common Shares.

          (k) As used herein, "New Securities" means (i) any capital stock of the Corporation or any other securities or other obligations of the Corporation, including any equity or profit participation rights, whether now authorized or not, (ii) any rights, options, or warrants to purchase any such capital stock or rights, or to purchase any securities of any type whatsoever that are, or may become, convertible into any such capital stock, and (iii) any securities of any type whatsoever that are, or may become convertible into any such capital stock; provided, however, that "New Securities" will not include (A) securities offered to the public pursuant to a registration statement under the Securities Act, (B) options or securities issued or issuable to, or securities issued upon exercise of options issued (or assumed in a merger or other reorganization) to officers, directors,

                                       2.

consultants or employees of the Corporation, or any subsidiary of the Corporation, including TEAMWorks Technologies, Inc., a Massachusetts corporation, Optika Imaging Systems Europe Limited, a United Kingdom corporation, Optika Imaging Systems Ltd., a United Kingdom corporation, and Optika Asia, Inc., a Delaware corporation, pursuant to stock option plans or agreements approved by the Board of Directors of the Corporation, (C) securities issued upon conversion of the Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock of the Corporation, (D) securities issued pursuant to the Series C Purchase Agreement or the agreements covering the issuance and sale of the Series A Preferred Shares and Series B Preferred Shares, (E) securities issued or assumed in connection with the acquisition of another corporation by the Corporation or a subsidiary of the Corporation by merger, purchase of all or substantially all of such other corporation's assets, or by other reorganization whereby the Corporation ends up owning, directly or indirectly, greater than 50% of the voting power of such corporation, (F) Common Stock issued upon exercise of options outstanding on the date hereof, (G) warrants to purchase shares of Common Stock, and the Common Stock issued upon exercise thereof, issued to the lessors of equipment leased by the Corporation and (H) warrants to purchase shares of Common Stock, and the Common Stock issued upon exercise thereof, issued to Lynne Leahy and Judy Citarrella in connection with the settlement of certain litigation initiated by such parties against the Corporation.

          (l) As used herein, "Person" means a natural person, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other entity, or a governmental entity or any department, agency or political subdivision thereof.

          (m) As used herein, "Preferred Securities" means Series A Preferred Securities, Series B Preferred Securities and Series C Preferred Securities.

          (n) As used herein, "Qualified Public Offering" has the meaning ascribed to it in Section 4.5 of Article FOURTH of the Amended and Restated Articles of Incorporation of the Corporation, as in effect on the date hereof, or the Certificate of Incorporation of the surviving corporation to the Reincorporation Merger (as hereinafter defined), as supplemented by the letter agreement dated December 17, 1993, among the Corporation, Frontenac and JMI.

          (o) As used herein, "Securities" means Common Shares or shares of capital stock or other securities directly or indirectly exercisable for or convertible into Common Shares; provided, however, that Securities shall not include (i) any securities which have been sold to the public pursuant to a registration statement declared effective by the Commission or pursuant to Rule 144 promulgated by the Commission under the Securities Act or (ii) Excluded Securities (as defined in Section 4(b)) which have been sold to a transferee (other than an Investor) in accordance with the terms of Section 4(b).

          (p) As used herein, "Securities Act" means the Securities Act of 1933, as amended.

          (q) As used herein, "Series A Preferred Securities" means, at any time, (i) Series A Preferred Shares, (ii) Common Shares issued upon conversion of Series A Preferred Shares and (iii) Common Shares or other securities issued as, or upon the conversion or exercise of other securities issued as, a dividend or other distribution with respect to or in replacement of other Series A Preferred Securities. For purposes of this Agreement, the calculation of the number of Series A Preferred Securities shall be determined on an as-converted basis into Common Shares.

          (r) As used herein, "Series A Preferred Shares" means those shares of Series A Preferred Stock sold to LMC pursuant to the Series A Purchase Agreement.

          (s) As used herein, "Series A Purchase Agreement" means that certain Stock Purchase Agreement dated February 20, 1992 among the Corporation, LMC and each Executive other than Mark Ruport.

                                       3.

          (t) As used herein, "Series A Preferred Stock" means Series A Participating Convertible Preferred Stock of the Corporation.

          (u) As used herein, "Series B Preferred Securities" means, at any time, (i) Series B Preferred Shares, (ii) Common Shares issued upon conversion of Series B Preferred Shares and (iii) Common Shares or other securities issued as, or upon the conversion or exercise of other securities issued as, a dividend or other distribution with respect to or in replacement of other Series B Preferred Securities. For purposes of this Agreement, the calculation of the number of Series B Preferred Securities shall be determined on an as-converted basis into Common Shares.

          (v) As used herein, "Series B Preferred Shares" means those shares of Series B Preferred Stock sold to Frontenac and JMI pursuant to the Series B Purchase Agreement.

          (w) As used herein, "Series B Purchase Agreement" means that certain Stock Purchase Agreement dated December 17, 1993, among the Corporation, Frontenac and JMI.

          (x) As used herein, "Series C Preferred Securities" means, at any time, (i) Series C Preferred Shares, (ii) Common Shares issued upon conversion of Series C Preferred Shares and (iii) Common Shares or other securities issued as, or upon the conversion or exercise of other securities issued as, a dividend or other distribution with respect to or in replacement of other Series C Preferred Securities. For purposes of this Agreement, the calculation of the number of Series C Preferred Securities shall be determined on an as-converted basis into Common Shares.

          (y) As used herein, "Series C Preferred Shares" means those shares of Series C Preferred Stock sold to Frontenac and JMI pursuant to the Series C Purchase Agreement.

          (z) As used herein, "Series C Preferred Stock" means Series C Participating Convertible Preferred Stock of the Corporation.

          (aa) As used herein, "Subsidiary" means, with respect to any corporation, any Person of which securities or other ownership interests representing more than 50% of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled by such corporation or one or more Subsidiaries of such corporation or by such corporation and one or more Subsidiaries of such corporation.

     2.   Disposition of Securities.  No Holder of Management Securities will
          -------------------------
transfer, sell, convey, exchange or otherwise dispose of (herein referred to as a "disposition" or "to dispose of") such Management Securities, except (i) in a registered public offering under the Securities Act or in a public sale pursuant to Rule 144 promulgated by the Commission under the Securities Act or (ii) in compliance with Section 3 and Section 4 of this Agreement or (iii) as permitted by Section 5 of this Agreement.

     3.   Right of First Refusal -- Outstanding Management Securities.
          -----------------------------------------------------------

          (a) If any Holder of Management Securities (the "Selling Management Holder") desires to dispose of any Management Securities, such Selling Management Holder will first give written notice (the "Offer Notice") to the Corporation which will, within five (5) days of the date of receipt of such notice (the "Offer Date"), send or deliver a copy of the Offer Notice to each Holder of Preferred Securities, to the effect that such Selling Management Holder wishes to dispose of such Management Securities (the "Offered Securities"), stating the price at and other material terms upon which such Selling Management Holder wishes to dispose of such Management Securities and offering to sell such Management Securities, in whole or in part (the "Offer"), first to the Corporation, and then to the Holders of Preferred Securities pursuant to this Section, at the price and on the other material terms described in the Offer Notice.

                                       4.

          (b) The Corporation may accept the Offer in whole or in part by giving written notice thereof to the Selling Management Holder within twenty
(20) days of the Offer Date.

          (c) In the event the Corporation does not accept the Offer or does not accept the Offer in its entirety as provided in subsection (b) of this Section, the Corporation will promptly notify in writing the Holders of Preferred Securities, and such Holders may elect to purchase, pro rata according
                                                              --- ----
to the number of Preferred Securities held by each such Holder, or in such other proportions as they may agree upon, the Offered Securities the Offer with respect to which has not then been accepted by the Corporation, by giving written notice to the Corporation and the Selling Management Holder within forty
(40) days of the Offer Date.

          (d) In the event that the Offer has not been accepted in its entirety by either the Corporation or the Holders of Preferred Securities or both in accordance with this Section, the Selling Management Holder may dispose of the Offered Securities, subject to the provisions of Section 4 of this Agreement, to a purchaser, who agrees in writing to be bound by the terms of this Agreement as a Holder of Securities (but not Management Securities), on substantially the same terms stated in the Offer Notice, at any time up to one hundred thirty
(130) days after the Offer Date. Thereafter the provisions of this Section will again apply.

     4.   Take-along.
          ----------

          (a) No Management Stockholder (the "Disposing Management Stockholder") will sell or transfer at any time or from time to time any Take-along Securities (as defined below), except (i) to the Corporation, or the Holders of Preferred Securities, or both, in accordance with Section 3 of this Agreement, or (ii) as permitted by Section 5 of this Agreement, or (iii) in a registered public offering under the Securities Act, or (iv) in a public sale pursuant to Rule 144 promulgated by the Commission under the Securities Act, or
(v) to a transferee who purchases such Take-along Securities as part of a transaction in which a pro rata portion (as hereinafter defined) of the
                       --- ----
aggregate number of Securities being purchased by such transferee is being purchased from each Holder of Preferred Securities who chooses to participate in such transaction. For purposes of the preceding sentence, "pro rata portion"
                                                           --- ----
means, with respect to any Holder of Preferred Securities, the proportion equal to (a) the number of Preferred Securities held by such Holder of Preferred Securities divided by (b) the sum of (1) the number of Preferred Securities held by all Holders of Preferred Securities who choose to participate in such transaction and (2) the number of Management Securities held by the Disposing Management Stockholder.

          (b) "Take-along Securities" means, with respect to any Management Stockholder, those Management Securities owned by such Management Stockholder on the date hereof or acquired by such Management Stockholder on any date hereafter regardless of the manner in which such Management Securities were acquired by such Management Stockholder, to the extent such Management Securities exceed such Management Stockholder's Excluded Securities. (For example, if a Management Stockholder who owns 100 Common Shares on the date hereof at some date in the future wishes to sell 20 of such Common Shares, such Management Stockholder may dispose of such Common Shares in one or more transactions to one or more purchasers without complying with the provisions of this Section 4 for such Common Shares are not Take-along Securities. However, if at a later date such Management Stockholder wishes to dispose of an additional five Common Shares, those Common Shares will be Take-along Securities and are subject to the provisions of this Section 4. If such Management Stockholder acquires 20 additional Common Shares after disposing of 20 of his initial 100 Common Shares, such Management Stockholder may dispose of an additional four Common Shares in one or more transactions to one or more purchasers without complying with the provisions of this Section 4.) "Excluded Securities" means 20% of the Management Securities owned by such Management Stockholder on the date hereof plus any Management Securities acquired by such Management Stockholder on any date hereafter; provided, however, the aggregate number of Excluded Securities for any Management Stockholder and his or its Permitted Transferees will not exceed 20% of the aggregate number of Management Securities owned by such

                                       5.

Management Stockholder on the date hereof plus 20% of the aggregate number of Management Securities issued to or acquired by such Management Stockholder and his or its Permitted Transferees hereafter (not treating for the purposes of this sentence any Management Securities acquired by such Management Stockholder's Permitted Transferees from such Management Stockholder or other Permitted Transferees of such Management Stockholder as additional acquired Management Securities so as to prevent double-counting).

          (c) Before the Disposing Management Stockholder accepts any offer for the sale of any Take-along Securities to which Section 4(a)(v) applies, such Disposing Management Stockholder will give written notice (the "Take-along Notice") to the Corporation (which will, within five (5) days of the date of receipt of such notice (the "Take-along Notice Date"), send or deliver a copy of the Take-along Notice to each Holder of Preferred Securities), stating the material terms of the offer. If a Holder of Preferred Securities wishes to participate in such sale, such Holder of Preferred Securities will give the Corporation and the Disposing Management Stockholder notice to such effect within twenty (20) days of the Take-along Notice Date.

     5.   Permitted Transfers.  Any Holder of Management Securities may transfer
          -------------------
such Management Securities, without complying with Section 3 or Section 4, to Permitted Transferees who consent in a writing delivered to the Corporation to be bound by the terms of this Agreement as a Management Stockholder. With respect to any Holder of Management Securities, "Permitted Transferees" means the spouse or lineal descendants of such Holder, any trust for the benefit of such Holder or the benefit of the spouse or lineal descendants of such Holder, any corporation or partnership in which such Holder, the spouse and the lineal descendants of such Holder are the direct and beneficial owners of all of the equity interests (provided such Holder, spouse and lineal descendants agree in writing to remain the direct and beneficial owners of all such equity interests), and the personal representative of such Holder upon such Holder's death for purposes of administration of such Holder's estate or upon such Holder's incompetency for purposes of the protection and management of the assets of such Holder.

     6.   Pledges.  No Holder of Management Securities will pledge or otherwise
          -------
grant a security interest in any Management Securities without the prior consent of the Holders or Holders of a majority of the Series B Preferred Securities and the Series C Preferred Securities, voting together as a single class.

     7. Confidentiality.  Each Holder agrees to at all times hold in confidence
        ---------------
and keep secret and inviolate all of the Corporation's confidential information, including, without limitation, all unpublished matters relating to the business, property, accounts, books, records, customers and contracts of the Corporation which such Holder may or hereafter come to know; provided, however, that any
                                                 --------  -------
Holder may disclose any such information which has otherwise entered the public domain or which it is required to disclose to any governmental authority by law or subpoena or judicial process or in connection with a registered public offering under the Securities Act or a sale to the public pursuant to Rule 144 promulgated by the Commission under the Securities Act or in a private sale which is permitted or not prohibited hereunder so long as the potential purchaser in such private sale executes a confidential ity agreement in a form reasonably acceptable to the Corporation; provided, further, however, that the
                                          --------  -------  -------
Investors, may disclose summary financial information and descriptive information pertaining to the Corporation to each of its partners or investors in its routine reports.

     8.   Board of Directors.
          ------------------

          (a) Each of the Holders agrees to take all action necessary including, without limitation, the voting of their shares of stock of the Corporation, the execution of written consents, the calling of special meetings, the removal of directors, the filling of vacancies on the Board of Directors, the waiving of notice and the attending of meetings, so as to cause (i) the number of members of the Board of Directors to be ten (10) and (ii) the Board of Directors of the Corporation to be at all times comprised of the following persons:

                                       6.

          (A) three persons designated by the Holder or Holders of a majority of the Securities held by Management Stockholders (who initially shall be Malcolm Thomson, Paul Carter and Richard Bass);

          (B) one person designated by the Holder or Holders of a majority of the Series A Preferred Securities (who initially shall be Lawrence Lepard);

          (C) one person designated by Frontenac VI (who initially shall be James E. Crawford, III);

          (D)  one person designated by JMI Equity (who initially shall be John
               E. Moores);

          (E) three persons, none of whom is an employee or officer of the Corporation or any of its Subsidiaries, designated by the Holder or Holders of a majority of the Securities held by Management Stockholders, which persons are reasonably acceptable to the Holder or Holders of a majority of the Preferred Securities (one of which persons initially shall be Harvey Jeane); and

          (F) the then existing president and chief executive officer of the Corporation, if not selected pursuant to clause (A), (B), (C) or
               (D) of this Section 8(a) (who initially shall be Mark Ruport).

          (b) Each of the Holders agrees to take all actions necessary including, without limitation, the voting of their shares of stock of the Corporation, the execution of written consents, the calling of special meetings, the removal of directors, the filling of vacancies on the Board of Directors, the waiving of notice and the attending of meetings, so that, if the Board of Directors establishes a compensation, stock award, audit or similar committee, such committee shall include at least the person designated pursuant to Section 8(a)(ii)(B) and the person designated pursuant to Section 8(a)(ii)(C).

          (c) Each of the Holders agrees to take all actions necessary including, without limitation, the voting of their shares of stock of the Corporation, the execution of written consents, the calling of special meetings, the removal of directors, the filling of vacancies on the Board of Directors, the waiving of notice and the attending of meetings, so as to cause the Board of Directors (i) not to establish or maintain an executive or similar committee without the prior consent of (A) the Holder or Holders of a majority of the Series A Preferred Securities and (B) the Holder or Holders of a majority of the Series B Preferred Securities and the Series C Preferred Securities, voting together as a single class, and (ii) if such Holders consent to the establishment of such a committee, to cause such committee to include at least the person designated pursuant to Section 8(a)(ii)(B) and the person designated pursuant to Section 8(a)(ii)(C).

          (d) Notwithstanding the provisions of paragraph (a) of this Section, the Holders of Series B Preferred Stock and the Holders of Series C Preferred Securities shall possess all of the rights provided for in Sections 4.3.6 and 4.4.6, respectively, of Article FOURTH of the Amended and Restated Articles of Incorporation of the Corporation, as in effect on the date hereof, or the Certificate of Incorporation of the surviving corporation to the Reincorporation Merger (as hereinafter defined) upon the occurrence of an Event of Noncompliance (as defined therein) and the exercise of such rights shall not violate the provisions of this Section 8.

          (e) The Corporation shall hold meetings of the Board of Directors periodically but not less often than quarterly.

                                       7.

     9.   Right of First Refusal - New Securities.
          ---------------------------------------

          (a) Each Holder of Preferred Securities shall have the right of first refusal to purchase his or its proportionate number, or any lesser number, of any New Securities which the Corporation may, from time to time, propose to sell and issue. For purposes of this Section 9, each such Holder's "proportionate number" means the product obtained by multiplying the number of New Securities proposed to be sold and issued by a fraction, the numerator of which will be the number of Common Shares owned (or deemed owned) by such Holder and the denominator of which will be the total number of Common Shares owned (or deemed owned) by all holders of Securities.

          (b) In the event the Corporation proposes to undertake an issuance of New Securities, it will give each Holder of Preferred Securities written notice of its intention to do so, describing the New Securities and the price and terms upon which the Corporation proposes to issue the same, and setting forth the number of shares which such Holder of Preferred Securities is entitled to purchase and the aggregate purchase price therefor. Each such Holder of Preferred Securities will have 20 days from the date of receipt of any notice to agree to purchase up to his or its proportionate number of such New Securities, for the price and upon the terms specified in the notice by giving written notice to the Corporation and stating therein the quantity of New Securities to be purchased.

          (c) In the event any such Holder of Preferred Securities fails to exercise such right of first refusal within said 20-day period the Corporation will have 90 days thereafter to sell or enter into a binding and unconditional agreement (pursuant to which the sale of New Securities covered thereby will be, and is, consummated within 90 days from the date of said agreement) to sell the New Securities as to which such Holder's right was not exercised, at a price and upon such other terms no more favorable to the purchasers thereof than those specified in the Corporation's notice. In the event the Corporation has not sold such New Securities within said 90-day period (or sold and issued New Securities in accordance with the foregoing within 90 days from the date of said agreement), the Corporation will not thereafter issue or sell any New Securities without first offering such New Securities to the Holder of Preferred Securities in the manner provided above.

    10.   Negative Covenants.  Without the approval, by vote or written consent,
          ------------------
of the Holders of not less than 60% of the Preferred Securities, the Corporation will not:

          (a) authorize, issue, or enter into any agreement providing for the issuance (contingent or otherwise) of, or permit any Subsidiary of the Corporation to authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of, (x) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for equity securities, issued in connection with the issuance of equity securities or containing capital appreciation or profit participation rights or features), (y) any equity securities (or any securities convertible into or exchangeable for any equity securities or (z) any capital appreciation or profit participation right, except for:

              (i) the issuance of shares of Common Stock upon the conversion of Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares;

             (ii) the issuance of securities to the public in a Qualified Public Offering;

            (iii) the issuance of Series A Preferred Shares pursuant to the Series A Purchase Agreement, Series B Preferred Shares pursuant to the Series B Purchase Agreement and Series C Preferred Shares pursuant to the Series C Purchase Agreement ;

             (iv) the issuance of shares of Common Stock pursuant to options to purchase shares of Common Stock outstanding on the date hereof; and

                                       8.

              (v) the issuance of shares of Common Stock, or options or warrants to purchase shares of Common Stock to employees, officers, directors or consultants of the Corporation or any Subsidiary of the Corporation pursuant to the Optika Imaging Systems, Inc. 1992 Stock Plan, the Optika Imaging Systems, Inc. Amended and Restated 1994 Stock Option/Stock Issuance Plan, any successor, predecessor or amended plan or otherwise (including, without limitation, any options or warrants issued to employees, officers, directors or consultants of a corporation being merged into the Corporation or any Subsidiary of the Corporation which are assumed in connection with such merger), provided (A) that the issuance of such shares or options or warrants has been approved by a majority of the entire Board of Directors of the Corporation or by the members of a committee of the Board of Directors duly authorized by the Board of Directors to grant such options or warrants and (B) that the number of shares of Common Stock issued pursuant to this clause (v) and the number of shares of Common Stock issuable upon exercise of such options or warrants issued pursuant to this clause (v) does not exceed, in the aggregate, 2,040,000 (such number to be proportionately adjusted in the event the Common Stock is subdivided (whether by stock split, stock dividend or otherwise) into a greater number or combined (whether by reverse stock split or otherwise) into a lesser number), net of options or warrants which expire or terminate, or are cancelled, prior to exercise without the payment of consideration, directly or indirectly, to the holder or holders thereof by or on behalf of the Corporation or any Subsidiary of the Corporation;

          (b) merge or consolidate, with any Person or permit any Subsidiary of the Corporation to merge or consolidate with any Person (other than, in the case of a Subsidiary of the Corporation, with or into the Corporation or any wholly-owned Subsidiary of the Corporation) except for a merger of the Corporation into a newly-formed corporation organized under the General Corporation Law of the State of Delaware that does not have any material liabilities or obligations in which the certificate of incorporation of the surviving corporation immediately after such merger is identical in all material respects to the articles of incorporation of the Corporation immediately prior to such merger and, after giving effect to such merger, the holders of the Corporation's outstanding capital stock immediately prior to such merger shall own all of the surviving corporation's outstanding capital stock possessing voting power after such merger (the "Reincorporation Merger");

          (c) sell, lease or otherwise dispose of, or permit any Subsidiary of the Corporation to sell, lease or otherwise dispose of, all or substantially all of the consolidated assets of the Corporation in a transaction or series of related transactions;

          (d) liquidate, dissolve or effect a recapitalization, combination of shares or reorganization of the Corporation in any form of transaction;

          (e) acquire, or permit any Subsidiary of the Corporation to acquire, any interest in any business (whether by a purchase of assets, purchase of stock, merger or otherwise), other than (i) the acquisition or acquisitions during any twelve (12) month period of interests in one or more businesses for amounts which do not exceed $250,000 in the aggregate, provided that any such acquisition or acquisitions have been approved by a majority of the entire Board of Directors of the Corporation, or (ii) the acquisition of assets in the ordinary course of the Corporation's business, or enter into any joint venture with any other Person; or

          (f) make any amendment to the Corporation's articles (or certificate) of incorporation or by-laws, or file any resolution of the Board of Directors with the California Secretary of State or the Delaware Secretary of State (after the Reincorporation Merger).

    11.   Non-Competition Covenant.  Unless waived by a majority of the
          ------------------------
disinterested directors of the Corporation and provided, with respect to the one-year period following the termination of such Executive's employment with the Corporation or any Subsidiary of the Corporation, that the Corporation pays the applicable Executive the severance payments, if any, payable to the Executive pursuant to such Executive's employment agreement with the Corporation at such time and in such amount as provided therein, each

                                       9.

Executive agrees that he will not, during the period of such Executive's employment by the Corporation or any Subsidiary of the Corporation, and for one year following the termination of such employment for any reason whatsoever, (i) directly or indirectly engage in a Competitive Business (as hereinafter defined), whether such engagement shall be as an employer, officer, director, owner, employee, consultant, stockholder, partner or other participant in such Competitive Business, (ii) assist others in engaging in any Competitive Business in the manner described in the foregoing clause (i), (iii) induce any employee of the Corporation or its Subsidiaries to terminate his employment with the Corporation or Subsidiary or to engage in any Competitive Business or (iv) employ, or solicit for employment, any employee of the Corporation or its Subsidiaries in any entity affiliated or associated with the Executive. The term "Competitive Business" means and includes any business or activity in which the Corporation or any of its Subsidiaries is, or has been, actively engaged within any geographic area at the time of such termination or during such employment; provided, however, that the ownership of no more than 2% of the outstanding
- --------  -------
capital stock of a corporation traded on a national securities exchange or listed on NASDAQ shall not be deemed engaging in a Competitive Business. Except as expressly set forth herein, to the extent the provisions of this Section 11 are inconsistent with the provisions of such Executive's employment agreement, this Section 11 shall be controlling and such Executive's employment agreement shall be deemed amended in all respects necessary to make it consistent herewith.

    12.   Board Attendance.  In addition to the rights set forth in Section 8 of
          ----------------
this Agreement, the Corporation will give each of Frontenac VI and JMI Equity notice of each meeting of its Board of Directors at the same time and in the same manner as notice is given to the directors, and the Corporation will permit a representative of each of Frontenac VI and JMI Equity to attend as observers all meetings of its Board of Directors; provided that in the case of telephonic meetings conducted in accordance with the Corporation's by laws and applicable law, Frontenac VI and JMI Equity need receive only actual notice thereof at the same time and in the same manner such notice is given to the directors and such representative will be given the opportunity to listen to such telephonic meetings. Frontenac VI's representative and JMI Equity's representative will be entitled to receive all written materials and other information (including, without limitation, copies of meeting minutes) given to directors in connection with such meetings at the same time such materials and information are given to the directors. If the Corporation proposes to take any action by written consent in lieu of a meeting of the Board of Directors, the Corporation will give written notice thereof to each such representative prior to the effective date of such consent and a copy of all written materials and other materials given to the directors in connection with such action. Notwithstanding the foregoing, the Corporation may exclude either representative from any meeting or portion thereof (and decline to deliver to such representative materials for such meeting or portion thereof) to the extent that the participation of such representative in such meeting or portion thereof (or the receipt by such representative of such materials or portion thereof) would, in the opinion of counsel to the Corporation, cause the Corporation to waive its attorney-client privilege with respect to any information which is material to any pending or potential material dispute between the Corporation and a third party.

    13.   Execution.  This Agreement may be executed in any number of
          ---------
counterparts, each of which when so executed and delivered will be deemed an original, and such counterparts together will constitute one instrument.

    14.   Subsequent Management Stockholders.  The Corporation will not issue or
          ----------------------------------
sell any Securities, including, without limitation, any options to purchase shares of Common Stock, to any employee or officer of the Corporation who, after giving effect to such issuance or sale, owns, directly or indirectly, two percent (2%) or more of the outstanding Securities of the Corporation (on a fully diluted basis), unless such employee or officer agrees by a written consent to be bound by the terms of this Agreement in the capacity of a Management Stockholder and a Holder of Management Securities as though he or she were an original signatory hereto. Upon the delivery to the Corporation of such written consent, such officer or employee shall be bound by and entitled to the benefits of this Agreement in such capacity.

                                      10.

    15.   Legend.  The Corporation will stamp or imprint each certificate or
          ------
other instrument representing Securities, throughout the term of this Agreement, with a legend in substantially the following form:

          "The securities represented by this certificate are subject to certain provisions, including, among others, restrictions on voting and transfer, set forth in a certain Amended and Restated Shareholders' Agreement, a copy of which is available at the principal office of Optika Imaging Systems, Inc."

    16.   Remedies.  Each of the parties to this Agreement will be entitled to
          --------
enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

    17.   Termination of Prior Agreement; Waiver of Rights of First Refusal.
          -----------------------------------------------------------------
Each of the Corporation, LMC, Frontenac VI and JMI Equity and each Management Stockholder hereby agrees that, as of the date of this Agreement, the Prior Agreement is hereby terminated in its entirety and shall be void and of no force or effect. LMC, Frontenac VI and JMI Equity hereby waive any and all of their rights of first refusal and preemptive rights triggered by, arising out of, or in connection with, the sale of the Series C Preferred Shares pursuant to the Series C Purchase Agreement.

    18.   Notices.  Any notices desired, required or permitted to be given
          -------
hereunder shall be delivered personally or mailed, certified or registered mail, return receipt requested, or delivered by overnight courier service, to the following addresses, or such other addresses as shall be given by notice delivered hereunder, and shall be deemed to have been given upon delivery, if delivered personally, five days after mailing, if mailed, or one business day after delivery to the overnight courier service, if delivered by overnight courier service:

     If to the Corporation, to:

          Optika Imaging Systems, Inc.
          5755 Mark Dabling Blvd., #100
          Colorado Springs, Colorado 80919
          Attention:  President and Chief Financial Officer

     With a copy to:

          Warren Lazarow
          Brobeck, Phleger & Harrison
          Two Embarcadero Place
          Palo Alto, California 94303

     If to the Holders of Management Securities, to the addresses set forth on the stock record books of the Corporation.

     If to the Holders of Preferred Securities, to the addresses set forth on the stock record books of the Corporation.

                                      11.

     With a copy to:

          Stanford J. Goldblatt
          Hopkins & Sutter
          Three First National Plaza
          Suite 3800
          Chicago, Illinois 60602

     and

          Thomas C. Chase
          Hill & Barlow, P.C.
          One International Plaza
          Boston, Massachusetts 02110

    19.  Amendments and Waivers.  The provisions of this Agreement may be
          ----------------------
amended upon the written agreement of the Corporation and the Holder or Holders of a majority of the Series A Preferred Securities, the Holder or Holders of a majority of the Series B Preferred Securities and the Series C Preferred Securities, voting together as a single class, and the Holder or Holders of a majority of the Management Securities. Any waiver, permit, consent or approval of any kind or character on the part of any Holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing.

    20.   Successors and Assigns.  All covenants and agreements in this
          ----------------------
Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto, and each transferee of all or any portion of the Securities held by the parties hereto, whether so expressed or not.

    21.   Severability.  Whenever possible, each provision of this Agreement
          ------------
will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. If for any reason Section 11 is held to cover an area or to be for a length of time which is unreasonable, or in any other way is construed to be too broad or to any extent invalid, the provisions of Section 11 will not be determined to be null, void and of no effect, but to the extent the same is or would be valid or enforceable under applicable law, any court of competent jurisdiction will construe and interpret or reform Section 11 to provide for a covenant or restriction having the maximum enforceable area, time period, and/or other provisions (not greater than those contained therein) as will be valid and enforceable under such applicable law.

    22.   Representations and Warranties.  Each party to this Agreement
          ------------------------------
represents and warrants to each other party to this Agreement that: (i) all action on the part of such party necessary for the authorization, execution, delivery and performance of this Agreement has been taken, and (ii) this Agreement is a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, including, without limitation, Sections 8, 10 and 16.

    23.   Governing Law.  Prior to the consummation of the Reincorporation
          -------------
Merger, all questions concerning the relative rights of the Corporation and its shareholders shall be governed by the laws of the State of California. Thereafter, all questions concerning the relative rights of the Corporation and its shareholders shall be governed by the corporate law of the State of Delaware. All other questions concerning the construction, validity and interpretation of, and the performance of the obligations imposed by, this Agreement (other than Section 11) shall be governed by and construed in accordance with the laws of the State of California

                                      12.

applicable to contracts made and wholly to be performed in that state, and all other questions concerning the construction, validity and interpretation of, and the performance of the obligations imposed by, Section 11 shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts made and wholly to be performed in that state.

    24.   Final Agreement.  This Agreement constitutes the final agreement of
          ---------------
the parties and supersedes all prior agreements and understandings concerning the matters referred to herein.

    25.   Termination of this Agreement.  Except as otherwise provided herein,
          -----------------------------
this Agreement shall terminate upon the closing of a Qualified Public Offering; provided, however, that Section 8 shall terminate ten (10) years after the date hereof, if not terminated prior to such date pursuant to this Section.

                                      13.

     IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Shareholders' Agreement as of the date first set forth above.


                                    OPTIKA IMAGING SYSTEMS, INC.


                                    By:_________________________________________

                                    Title:______________________________________



                                    LMC PURCHASE LIMITED PARTNERSHIP


                                    By:________________________________________
                                           a General Partner


                                    FRONTENAC VI LIMITED PARTNERSHIP

                                    By: Frontenac Company, its General Partner


                                    By:________________________________________
                                           a General Partner


                                    JMI EQUITY FUND, L.P.

                                    By:  JMI Partners, L.P., its General Partner

                                    By:________________________________________
                                           a General Partner



                                    ___________________________________________
                                    Malcolm Thomson


                                    ___________________________________________
                                    Paul Carter


                                    ____________________________________________
                                    Harvey L. Jeane

                                      14.

                                    ___________________________________________
                                    Steven M. Johnson


                                    ____________________________________________
                                    Mark K. Ruport

                                      15.

                                   SCHEDULE 1


Paul Carter
Harvey L. Jeane
Malcolm Thomson
Steven M. Johnson
Mark K. Ruport

                                      16.